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                                                                     EXHIBIT 8.1

                                 Law Offices

                     WOLF, BLOCK, SCHORR AND SOLIS-COHEN

                        Twelfth Floor Packard Building
                    S.E. Corner 15th and Chestnut Streets
                         Philadelphia, PA 19102-2678

                                (215) 977-2000






                               August 11, 1995



Advanta Corp.
5 Horsham Business Center
300 Welsh Road
Horsham, PA  19044

         Re:     Registration No. 33-60419
                 Registration Statement on Form S-3
                 Exhibit Number 8.1

Ladies & Gentlemen:

         We have acted as counsel for Advanta Corp. (the "Company") in connection with the above-captioned Registration Statement on Form S-3 filed with the Securities and Exchange Commission for the purpose of registering, among other securities, the Company's Class B Preferred Stock, par value $.01 per share, Class B Common Stock, par value $.01 per share and Depositary Shares, each Depositary Share representing a fractional interest in a share of the Class B Preferred Stock.

         We hereby confirm, in all material respects, that the discussion in the above-captioned Registration Statement under the heading "FEDERAL INCOME TAX CONSIDERATIONS" is a fair and accurate summary of the matters addressed therein, based upon current law and the assumptions stated or referred to therein. It is possible that contrary positions may be taken by the Internal Revenue Service and that a court may agree with such contrary positions.

         We hereby consent to the use of our name in the above-captioned Registration Statement under the heading "FEDERAL INCOME TAX CONSIDERATIONS" and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of
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Advanta Corp.
August 11, 1995
Page 2




persons whose consent is required under Section 7 of the Securities Act of 1933.

                               Very truly yours,




                    /s/WOLF, BLOCK, SCHORR and SOLIS-COHEN
                    --------------------------------------
                      WOLF, BLOCK, SCHORR and SOLIS-COHEN



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